                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                          ----------------------------

                  Bank One Trust Company, National Association
               (Exact name of trustee as specified in its charter)

 A National Banking Association                                  31-0838515
                                                                 (I.R.S. employer
                                                                 identification number)

100 East Broad Street, Columbus, Ohio                            43271-0181
(Address of principal executive offices)                         (Zip Code)

                          Bank One Trust Company, N.A.
                        One North State Street, 9th Floor
                             Chicago, Illinois 60602
    Attn: Sandra L. Caruba, Vice President and Senior Counsel, (312) 336-9436
            (Name, address and telephone number of agent for service)
                          -----------------------------

                                DOVER CORPORATION
               (Exact name of obligor as specified in its charter)

Delaware                                                         53-6257888
(State or other jurisdiction of                                  (I.R.S. employer
incorporation or organization)                                   identification number)


280 Park Avenue                                                  10017
New York, New York                                               (ZIP Code)
(Address of principal executive offices)


                                 Debt Securities
                         (Title of Indenture Securities)

ITEM 1.        GENERAL INFORMATION.  FURNISH THE FOLLOWING
               INFORMATION AS TO THE TRUSTEE:

               (a)    NAME AND ADDRESS OF EACH EXAMINING OR
               SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller of Currency, Washington, D.C.;
               Federal Deposit Insurance Corporation,
               Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

               (b)    WHETHER IT IS AUTHORIZED TO EXERCISE
               CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2.        AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
               IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
               SUCH AFFILIATION.

               No such affiliation exists with the trustee.

ITEM 16.       LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
               PART OF THIS STATEMENT OF ELIGIBILITY.

               1. A copy of the articles of association of the
                  trustee now in effect.*

               2. A copy of the certificate of authority of the
                  trustee to commence business.*

               3. A copy of the authorization of the trustee to
                  exercise corporate trust powers.*

               4. A copy of the existing by-laws of the trustee.*

               5. Not Applicable.

               6. The consent of the trustee required by
                  Section 321(b) of the Act.

               7. A copy of the latest report of condition of the
                  trustee published pursuant to law or the requirements of its supervising or examining authority.

               8. Not Applicable.

               9. Not Applicable.

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 1st day of February, 2001.


                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                  TRUSTEE


                  BY  /S/SANDRA L. CARUBA
                     ----------------------------------------
                      SANDRA L. CARUBA
                      VICE PRESIDENT







* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                February 1, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Dover Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                Very truly yours,

                                BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                      BY:    /S/SANDRA L. CARUBA
                          -------------------------------------------------
                             SANDRA L. CARUBA
                             VICE PRESIDENT

                                  EXHIBIT 7


Legal Title of Bank:   Bank One Trust Company, N.A.   Call Date: 09/30/00   State #: 391581  FFIEC 032
Address:               100 Broad Street               Vendor ID: D          Cert #: 21377    Page RC-1
City, State Zip:       Columbus, OH 43271             Transit #: 04400003



CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2000



All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.


SCHEDULE RC-BALANCE SHEET



                                                                                  DOLLAR AMOUNTS IN THOUSANDS  C300
                                                                                  RCON                         ----
                                                                                  ----



ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                       RCON
                                                                                  ----
     a. Noninterest-bearing balances and currency and coin(1)...............      0081    107,647              1.a
     b. Interest-bearing balances(2)........................................      0071     19,256              1.b
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A)..........      1754          0              2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)........      1773      4,003              2.b
3.   Federal funds sold and securities purchased under agreements to
     resell                                                                       1350    637,978              3.

4.   Loans and lease financing receivables:                                       RCON
     a. Loans and leases, net of unearned income (from Schedule                   ----
        RC-C)...............................................................      2122    220,388              4.a
     b. LESS: Allowance for loan and lease losses...........................      3123      1,201              4.b
     c. LESS: Allocated transfer risk reserve...............................      3128          0              4.c
                                                                                  RCON
     d. Loans and leases, net of unearned income, allowance, and                  ----
        reserve (item 4.a minus 4.b and 4.c)................................      2125    219,187              4.d
5.   Trading assets (from Schedule RD-D)....................................      3545          0              5.
6.   Premises and fixed assets (including capitalized leases)...............      2145     25,122              6.
7.   Other real estate owned (from Schedule RC-M)...........................      2150          0              7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).........................................      2130          0              8.
9.   Customers' liability to this bank on acceptances outstanding...........      2155          0              9.
10.  Intangible assets (from Schedule RC-M).................................      2143     14,726             10.
11.  Other assets (from Schedule RC-F)......................................      2160    335,321             11.
12.  Total assets (sum of items 1 through 11)...............................      2170  1,363,267             12.


---------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:       Bank One Trust Company, N.A.     Call Date: 09/30/00         State #: 391581          FFIEC 032
Address:                   100 East Broad Street            Vendor ID: D                Cert #: 21377            Page RC-2
City, State Zip:           Columbus, OH 43271               Transit #: 04400003

SCHEDULE RC-CONTINUED

                                                                                                 DOLLAR AMOUNTS IN
                                                                                                     THOUSANDS
                                                                                                     ---------
LIABILITIES
13.  Deposits:                                                                          RCON
     a. In domestic offices (sum of totals of columns A and C                          ----
        from Schedule RC-E, part 1)...................................                 2200                 1,134,992       13.a
        (1) Noninterest-bearing(1)....................................                 6631                   663,468       13.a1
        (2)  Interest-bearing.........................................                 6636                   471,524       13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)............................
        (1) Noninterest-bearing.......................................
        (2) Interest-bearing..........................................

14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                    RCFD 2800                    0       14
15   a. Demand notes issued to the U.S. Treasury                                       RCON 2840                    0       15.a
     b.     Trading Liabilities (from Schedule RC-D)..................                 RCFD 3548                    0       15.b

16.  Other borrowed money:                                                             RCON
                                                                                       ----
     a. With original maturity of one year or less....................                 2332                         0       16.a
     b. With original maturity of more than one year..................                 A547                         0       16.b
     c.  With original maturity of more than three years..............                 A548                         0       16.c

17   Not Applicable
18   Bank's liability on acceptance executed and outstanding...........                2920                         0       18.
19.  Subordinated notes and debentures................................                 3200                         0       19.
20.  Other liabilities (from Schedule RC-G)...........................                 2930                    88,146       20.
21.  Total liabilities (sum of items 13 through 20)...................                 2948                 1,223,138       21.
22   Not Applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus....................                 3838                         0       23.
24.  Common Stock.....................................................                 3230                       800       24.
25.  Surplus (exclude all surplus related to preferred stock).........                 3839                    45,157       25.
26   a. Undivided profits and capital reserves........................                 3632                    94,155       26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities....................................................                 8434                        17       26.b
     c. Accumulated net gains (losses) on cash flow hedges............                 4336                         0       26.c
27.  Cumulative foreign currency translation adjustments..............
28.  Total equity capital (sum of items 23 through 27)................                 3210                   140,129       28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21,22, and 28).............................                 3300                 1,363,267       29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
     for the bank by independent external auditors as of any date during                                              Number
     1996...............................................................RCFD 6724....  [N/A]                          M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parents holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.